UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 WEST SAM HOUSTON PARKWAY, SUITE 300, HOUSTON, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

ITEM 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of U.S. Physical Therapy, Inc. (the “Company’) was held on May 20, 2025. At the Annual Meeting, the shareholders of the Company approved three proposals, which are described in detail in the Proxy Statement on Schedule 14A, filed with SEC on April 11, 2025. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1 - Election of the eight directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld
Dr. Bernard A. Harris, Jr.	12,422,647	1,175,315
Christopher J. Reading	13,200,384	397,578
Clayton K. Trier	12,576,544	1,021,418
Regg E. Swanson	13,303,077	294,885
Anne B. Motsenbocker	13,484,301	113,661
Kathleen A. Gilmartin	12,792,635	805,327
Nancy J. Ham	13,500,869	97,093
Michael G. Mayrsohn	13,235,054	362,908

Proposal 2 - Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
12,429,355	1,166,532	2,075	565,839

Proposal 3 - Ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for 2024.

Votes For	Votes Against	Votes Abstaining
14,019,968	141,515	2,318

With respect to proposal 2, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 20, 2025	By:	/s/ Carey Hendrickson
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)